Exhibit 99

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Media Contact:	Sandra Taylor, Ph.D.
Julie Chalpan	Vice President of Marketing, Daou
PR, charbaxter.communications	610.594.2700
770.736.3100	sandra.taylor@daou.com
jchalpan@charbaxter.com

Daou Systems, Inc. to Discontinue Support Center Outsourcing

EXTON, Pa., November 4, 2003 — Daou Systems, Inc. (OTC Bulletin Board: DAOU) today announced its intention to discontinue providing support center management services to hospitals and IDNs. This move will include the closing of its Indianapolis-based Daou Technology Center (DTC), which provides Help Desk and Desktop support services on an outsourcing basis to two regional hospital providers: Indianapolis’ Community Health Network (CHN) and St. Vincent Health.

Daou will complete its existing contracts with the two organizations and expects to conclude the transition of these services and employees by February 26, 2004. The two contracts represented approximately 11 percent of Daou’s total net revenues for the six months ended June 30, 2003. The decision is consistent with the Company’s strategy to eliminate lower-margin services to enhance overall operating margins and consistently achieve profitability. This decision impacts 46 Daou employees.

“We’re proud of the work and value our people have delivered during the six-year period of providing this service to our clients,” said Daniel J. Malcolm, Daou’s president and chief executive officer. “Help-desk outsourcing is a key service that is clearly needed in healthcare but with so few investment dollars available, it is a service that the industry found difficult to afford. Without critical mass, meaningful growth in this area was not forthcoming. Working with our current customers, we are hopeful to transition many of our DTC staff to these organizations.” Malcolm added, “While we are terminating our outsourcing environment, we will continue to provide customers with best practices expertise in Help Desk, Break/Fix, and Desk Top support. This is a difficult yet prudent decision as it gives management more time to focus on the growth areas of our business and accelerate the growth strategy for our company.”

About Daou

Daou Systems, Inc. provides expert consulting and management services to healthcare organizations in the design, deployment, and support of IT infrastructure and application systems. Daou offers a range of comprehensive services, from strategic consulting, to IT application design and implementation, to government and integration services to best practices expertise in help desk, break/fix, and desk top support. Daou has provided services to more than 1,600 healthcare organizations, including government healthcare and leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks (IDNs). Daou Systems, Inc. is a publicly traded company listed on the OTC Bulletin Board under the stock symbol DAOU.

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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are only predictions and actual events or results may differ materially. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope,” “believe,” “think,” “expect,” “intend,” “plan” or similar expressions. The forward-looking statements included herein are based on current expectations and certain assumptions and entail various risks and uncertainties, including risks and uncertainties relating to: the Company’s ability to achieve a successful sales program and to obtain new customer contracts; the relatively longer sales cycle in obtaining new customers and larger contracts; industry spending patterns and market conditions, including seasonal trends; the reduction in size, delay in commencement or loss or termination of one or more significant projects; the management of the Company’s consolidated operations; management of future growth; the Company’s ability to continually offer services and products that meet its customers’ demands, as new technologies or industry standards could render its services obsolete or unmarketable; the ability of the company to successfully execute strategies for realizing shareholder value; and the effects of healthcare industry consolidation and changes in the healthcare regulatory environment on existing customer contracts. These uncertainties and risk factors, as well as the matters set forth in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and its other SEC filings, could cause actual results to differ materially from those indicated by these forward-looking statements. These forward-looking statements reflect management’s opinion only as of the date of this press release and the Company assumes no obligation to update or publicly announce revisions to any such statements to reflect future events or developments.

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